OMNIBUS AMENDMENT
TO THE
SERIES A-1 SENIOR SECURED 10% CONVERTIBLE NOTES
AND THE
SERIES A-2 SENIOR SECURED 10% NOTE
OF
NOVARAY MEDICAL, INC.

THIS OMNIBUS AMENDMENT TO THE SERIES A-1 SENIOR SECURED 10% CONVERTIBLE NOTES AND THE SERIES A-2 SENIOR SECURED 10% NOTE OF NOVARAY MEDICAL, INC. (this “Amendment”), dated as of June 16, 2010, is made by and between NovaRay Medical, Inc., a Delaware corporation (the “Company”), Vision Opportunity Master Fund, Ltd. (“VOMF”), BIOBRIDGE LLC (“Biobridge”) and Triple Ring Technologies, Inc. (“Triple Ring,” and collectively with VOMF and Biobridge, the “Holders”).

Preliminary Statement

WHEREAS, the Company is the issuer and the Holders are the holders of certain Series A-1 Senior Secured 10% Convertible Notes and Series A-2 Senior Secured 10% Note of the Company issued pursuant to that certain Note and Warrant Purchase Agreement dated as of March 11, 2010 as amended by Amendment No. 1 to the Note and Warrant Purchase Agreement dated as of March 29, 2010, Amendment No. 2 to the Note and Warrant Purchase Agreement dated as of April 20, 2010 and Amendment No. 3 to the Note and Warrant Purchase Agreement dated as of June 16, 2010, each as listed on Exhibit A attached hereto (collectively, the “Notes”); and

WHEREAS, the Company and the Holders desire to amend the maturity date of the Notes as described herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Capitalized Terms.  Capitalized terms used, but not defined, herein, shall have the meanings ascribed to such terms in the respective Notes.

2. Amendments to Notes. The second paragraph of each of the Notes is hereby deleted in its entirety and replaced with the following:

“All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder as set forth in the Purchase Agreement or at such other place as the Holder may designate from time to time in writing to the Company or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. Unless otherwise converted in accordance with the terms of this Note, the outstanding principal balance and all accrued Interest (as defined herein) of this Note shall be due and payable on August 31, 2010 (the “Maturity Date”) or at such earlier time as provided herein.”

3. Consent to Amendment. The Company and the Holders hereby consent to and approve the amendment to the Notes as set forth in this Amendment.

4. Further Assurances.  From and after the date of this Amendment, upon the request of either Holder or the Company, each of the Company and the Holders shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Amendment.

5. Entire Agreement.  This Amendment and the Notes constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect thereto.

6. Amendments.  No amendment, supplement, modification or waiver of this Amendment shall be binding unless executed in writing by all parties hereto.

7. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.  Each party shall be entitled to rely on a facsimile signature of any other party hereunder as if it were an original.

8. Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

9. Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

NOVARAY MEDICAL, INC.

By: /s/ Marc Whyte
Name: Marc Whyte
Title: Chief Executive Officer

VISION OPPORTUNITY MASTER FUND, LTD.

By: /s/ Adam Benowitz
Name: Adam Benowitz
Title: Portfolio Manager

BIOBRIDGE LLC

By: /s/ Lynda Wijcik
Name: Lynda Wijcik
Title:

TRIPLE RING TECHNOLOGIES, INC.

By: /s/ Josephy Heanue
Name: Joseph Heanue
Title: President

EXHIBIT A

	Series of Note	Holder	Principal Amount	Issue Date
1.	Series A-1	Vision Opportunity Master Fund, Ltd.	$1,075,000.00	March 11, 2010
2.	Series A-1	Vision Opportunity Master Fund, Ltd.	$600,000.00	April 13, 2010
3.	Series A-1	Vision Opportunity Master Fund, Ltd.	$600,000.00	May 5, 2010
4.	Series A-1	BIOBRIDGE LLC	$225,000.00	March 11, 2010
5.	Series A-2	Triple Ring Technologies, Inc.	$350,000.00	March 11, 2010, amended